Exhibit T3A-29
Date FiledT’087oT/2O08 Pedro A. Cortes Secretary of the Commonwealth PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU Articles of Incorporation-For Profit (15Pa.C.S.) Business-stock (§1306) Management (§ 2703) Business-nonstock (§ 2102) Professional (§ 2903) Business-statutory close (§ 2303) J J Insurance (§3101) Cooperative ( $7102) Name Pamela J. Cala, Esquire Kozloff Stoudt, Professional Corporation Address 2640 Westview Drive P. 0. Box 6286 City State Zip Code Wyomissing, PA 19610 Commonwealth of Pennsylvania ARTICLES OF INCORPORATION 3 Page(s) T0821465082 Fee: $125 In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that: 1. The name of the corporation (corporate designator required, i.e., “corporation”.” incorporated”, “limited” “company “ or any abbreviation. “Professional corporation” or “P.C”): Neenah Welding, Inc. 2. The (a) address of this corporation’s current registered office in this.Commonwealth (post office box. atone, is not acceptable) or (b) name of its commercial registered office provider and the county of venue is: (a) Number and Street City State Zip County 2640 Westview Drive, P.O. Box 6826, Wyomissing, PA 19610 Berks (b) Name of Commercial Registered Office Provider County c/o: 3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988. 4. The aggregate number of shares authorized: ^qq qqq

5. The name and address, including number and street, if any, of each incorporator (all incorporators must sign below): Name Address Pamela J. Cala, 2640 Westvlew Drive, P.O. Box 6286, Wyomissing, PA 19610 6. The specified effective date, if any; month/day/year hour, if any 7. Additional provisions of the articles, if any, attach an %Vi by 11 sheet. 8. Statutory close corporation only 9. 9. Cooperative corporations only: Complete and strike out inapplicable term: IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this 1st day of August . 2008 Pamela J. Cala/, esquire Signature

DateFYled7“08705/2008 Pedro A. Cortes Secretary of the Commonwealth PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU Articles of Amendment-Domestic Corporation (15Pa.C.S.) J23 Business Corporation (§1915) I | Nonprofit Corporation (§ 5915) Mama Pamela J. Cala, Esquire Kozloff Stoudt, Professional Corporation Address 2640 Westview Drive P. 0. Box 6286 City State Zip Code Wyomissing, PA 19610 Document will be returned to the name and address you enter to (he left. Fee: $70 In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that: 1. The name of the corporation is: Neenah Welding, Inc. 2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department): (a) Number and Street City State Zip County 2640 Westview Drive, P.O. Box 6286, Wyomissing, PA 19610 Berks (b) Name of Commercial Registered Office Provider County c/o 3. The statute by or under which it was incorporated: Business Corporation Law of 1988, as amended 4. The date of its incorporation: August lf 2008 5. Check, and if appropriate complete, one of the following: The amendment shall be effective upon filing these Articles of Amendment in the Department of State. The amendment shall be effective on: at Date Hour Commonwealth of Pennsylvania ARTICLES OF AMENDMENT-BUSINESS 5 Page(s)

6. Check one of the following: The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a). The amendment was adopted by the board of directors pursuant to 15Pa.C.S.§ 1914(c) or § 5914(b). 7. Check, and if appropriate, complete one of the following: The amendment adopted by the corporation, set forth in full, is as follows The name of the Corporation shall b& amended so as to hereafter read as follows: Morgan’s Welding, Inc. The registered address of the Corporation shall be amended so as to hereafter read as follows: 1941 Camp Swatara Road, Myerstown, Lebanon County, Pennsylvania 17067 The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof. 8. Check if the amendment restates the Articles: The restated Articles of Incorporation supersede the original articles and all amendments thereto. IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 5 th day of August 2008 . NEENAH WELDING, INC. Name of Corporation Jeffrey S. Jenkins Corporate Vice President, Finance Title

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU Consent to Appropriation of Name (19Pa.Code§17.2) Pursuant to 19 Pa. Code § 17.2 (relating to appropriation of the name of a senior corporation) the undersigned association, desiring to consent to the appropriation of its name by another association, hereby certifies that: 1. The name of the association executing this Consent of Name is: Morgan’s Welding, Inc. , 2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department): (a) Number and Street City State Zip County R.D. #1, Box 172F, Myerstown, Pennsylvania 17067 Lebanon (b) Name of Commercial Registered Office Provider County c/o ‘ 3. The date of its incorporation or other organization is: January 27, 1986 4. The statute under which it was incorporated or otherwise organized is: Business Corporation Law of 1988, as amended 5. The association(s) entitled to the benefit of this Consent of Name is(are): Neenah Welding, Inc. (amending its name to read: “Morgan’s Welding, Inc.”) 6. The consenting association is about to (check one): XX Change its name Cease to do business Withdraw from doing business in PA Is being wound up IN TESTIMONY WHEREOF, the undersigned association has caused (his consent to be signed by a duly authorized officer thereof this 5th day of August , 2008 . MORGAN’S WELDING, INC. Kobert E. Morgan President Title